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                                                                   EXHIBIT 16.1





December 9, 1999



Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

     Re:  Gary Player Direct, Inc. (formerly Grafix Corporation)

Dear Sir/Madam:

Pursuant to the request of the above-named Company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated December 9, 1999; and

(2)  We agree with the response.




Sincerely,

/s/ James E. Scheifley
-------------------------------------
James E. Scheifley & Associates, P.C.